UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2021

USIO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3611 Paesanos Parkway, Suite 300, San Antonio, TX	78231
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	USIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2020, the compensation committee approved an amendment to the employment agreement with Louis A. Hoch, our Chief Executive Officer. Under the terms of the amendment, Mr. Hoch’s annual base salary increases from $350,000 to $566,000 beginning April 18, 2021. Mr. Hoch’s entitlement to an annual bonus amount of $216,000 per year was cancelled as a result of the base salary increase.

The committee also approved a change of the term of the employment agreement for Tom Jewell, our Chief Financial Officer, from one to two years with a renewal of one-year increments. The Committee further approved the payout of one additional year of Mr. Jewell’s base salary upon a change of control in addition to what he was already entitled to under the employment agreement.

The foregoing descriptions of the employment agreements are not complete and are qualified in their entirety by reference to the full text of the purchase and employment agreements, copies of which are filed herewith as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	Seventh Amendment to Employment Agreement between Usio, Inc. and Louis A. Hoch, dated April 18, 2021.

10.2	Fourth Amendment to Employment Agreement between Usio, Inc. and Tom Jewell, dated April 18, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USIO, INC.
Date: April 21, 2021
By: /s/ Louis A. Hoch Name: Louis A. Hoch Title: Chief Executive Officer and President